 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
To Tender Shares of Class A Common Stock
by
ATI Physical Therapy, Inc.
of
Up to 1,650,000 Shares of its Class A Common Stock
at an
Offer Price of $2.85 Per Share
Pursuant to the Offer to Purchase dated December 17, 2024

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF JANUARY 15, 2025, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A common stock, par value $0.0001 per share (the “Shares”), of ATI Physical Therapy, Inc., a Delaware corporation (the “Company” or “ATI”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be transmitted by manually signed facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
By Mail: Continental Stock Transfer & Trust Company Attn: Corporate Actions (ATI) 1 State Street, 30th Floor New York, New York 10004	By Facsimile Transmission: Continental Stock Transfer & Trust Company (212) 616-7610 (phone)	By Hand or Overnight Courier: Continental Stock Transfer & Trust Company Attn: Corporate Actions (ATI) 1 State Street, 30th Floor New York, New York 10004
By Electronic Upload (Citrix):
https://cstt.citrixdata.com/r-r67bcd610896e46e4b260ffbad650dd8f
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. FOR THIS NOTICE OF GUARANTEED DELIVERY TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE. DELIVERIES TO ATI, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to ATI Physical Therapy, Inc., a Delaware corporation, the number of shares of Class A common stock, par value $0.0001 per share (the “Shares”), of ATI, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 17, 2024, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.
ODD LOTS
(See Instruction 13 of the Letter of Transmittal)
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐
owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED
SIGN HERE
Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
(Include Zip Code)
Daytime Area Code and Telephone Number:
Number of Shares (and Certificate No(s), if available):
Date:

Signature(s):

2

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) OTC Pink Open Market trading days after the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.
Name of Firm:
Authorized Signature:
Name:

(Please Type or Print)
Title:

Address:

Zip Code:
Area Code and Telephone Number:
Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.